AMENDMENT TO EMPLOYMENT AGREEMENT


This amendment is made and entered into as of the 19th day of September, 2000, by and between Racing Champions, Inc., an Illinois corporation, and Robert E. Dods. The parties wish to amend paragraph 4 of the Employment Agreement made as of the 30th day of April, 1999, to the following-

'4.  Compensation.  As of July 1, 2000, the Employee shall receive a base salary
     ------------
of  $350,000  per  year, . . .'

In witness whereof, the parties have executed this amendment as of the date first above written, to be effective as of that date.

                              Racing  Champions,  Inc.

                              By  /s/  Boyd  Meyer
                                  ----------------
                                   Boyd  Meyer,  Vice  Chairman

                              By  /s/  Robert  E.  Dods
                                  ---------------------
                                   Robert  E.  Dods